Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Terms and Conditions Governing Employee Stock Options 2014/2019 in Spotify Technology S.A., Terms and Conditions Governing Employee Stock Options 2015/2020 in Spotify Technology S.A., Terms and Conditions Governing Employee Stock Options 2016/2021 in Spotify Technology S.A., Terms and Conditions Governing Employee Stock Options 2017/2022 in Spotify Technology S.A., Terms and Conditions Governing Employee Stock Options 2018/2023 in Spotify Technology S.A., Terms and Conditions Governing Restricted Stock Units 2018/2023 in Spotify Technology S.A., Terms and Conditions Governing Director Restricted Stock Units 2018/2022 in Spotify Technology S.A., and The Echo Nest Corporation 2007 Stock Option and Grant Plan of our report dated March 14, 2018, with respect to the consolidated financial statements of Spotify Technology S.A. included in the Registration Statement (Form F-1 No. 333-223300) and related prospectus of Spotify Technology S.A., filed with the Securities and Exchange Commission.

/s/ Ernst & Young AB

Stockholm, Sweden

March 26, 2018